                                                                    Exhibit 11.1

                                                                                                Weighted Average
                                                                                              Shares for the period
                                                                                                   months ended
                                                                                                September 30, 2000
                                                                                              ----------------------
                                                                                    Shares            Three              Nine
                                                                                  ----------  ----------------------   ---------
                                                                                    issued            months            months
                                                                                  ----------  ----------------------   ---------

Shares outstanding at beginning of period                                          1,759,416        1,759,416          1,759,416

January  1, 2000             Issuance of shares for executive compensation             3,077            3,077              3,066


January  28, 2000            Release of holdback shares                                5,175            5,175              4,646


March 5, 1999                Release of holdback shares                                1,164            1,164                879


March  7, 1998               Release of holdback shares                                8,194            8,194              6,250


March  22, 1999              Release of holdback shares                                2,797            2,797              1,960


May 5, 2000                  Repurchase of fractional shares                             (41)            (41)                (33)


May 15, 2000                 Issuance of earnout shares                              127,868         127,868              63,934


June 20, 2000                Release of holdback shares                                  84              84                   31


July 21, 2000                Issuance of shares for amendment fee                   183,922          81,965               27,521
                                                                                   ---------       ---------           ---------

Weighted average shares outstanding for basic earnings per share                   2,091,656       1,989,693           1,867,671


Options outstanding at September 30, 2000: 397,146 shares; Total
  Exercise proceeds: $14,969,000: Average price of option $37.69                           -               -                   -


      Warrants outstanding at September 30, 2000: 11,795
          shares; Exercise price: $122.78                                                  -               -                   -

2,051 Shares held in escrow related to acquisitions                                        -               -                   -
                                                                                   ---------       ---------           ---------
                                                                                   2,091,656       1,989,693           1,867,671
                                                                                   =========       =========           =========


All share amounts have been adjusted to give effect to the May 4, 2000 one for ten reverse stock split.